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                                                                   EXHIBIT(d)(2)



             CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



To the Board of Directors of
  Jillian's Entertainment Corporation
Boston, Massachusetts

        We hereby consent to the use in Jillian's Entertainment Corporation's Rule 13E-3 Transaction Statement on Schedule 13E-3, as amended, of our report dated May 21, 1997 relating to the Jillian's Entertainment Corporation and subsidiaries consolidated balance sheet as of March 31, 1997 and 1996 and the consolidated statements of operations, changes in stockholders' equity and cash flows for the years then ended.



                                                              BDO Seidman, LLP

Boston, Massachusetts
May 29, 1997